Exhibit 99.1

FOR IMMEDIATE RELEASE
Harmonic Announces Fourth Quarter and Fiscal 2018 Results
Revenue Up 13% Year Over Year
SAN JOSE, California, February 4, 2019 - Harmonic Inc. (NASDAQ: HLIT) today announced its unaudited results for the fourth quarter and fiscal year ended December 31, 2018.
“Continued execution of our strategic initiatives drove solid revenue growth and profitability in the quarter,” said Patrick Harshman, president and chief executive officer of Harmonic. “Cable Access segment revenue grew 80% year over year as Harmonic’s CableOS™ solution continues to lead the market in defining the next generation of cable access networks. Our Video segment reported both revenue growth and record operating margin, demonstrating our market leading position in live OTT.”
Q4 Financial and Business Highlights

•	GAAP revenue $113.7 million, up 13% year over year; non-GAAP revenue $113.6 million, up 12% year over year.

•	Cable Access segment revenue: GAAP $24.1 million, up 80% year over year; non-GAAP $24.1 million, up 79% year over year.

•	Video segment revenue was $89.5 million, up 22% quarter over quarter and 2% year over year.

•	Video segment operating margin: 14.2%, sixth consecutive quarter of positive segment operating income.

•	Gross margin: GAAP 53.1% compared to 48.1% in the year ago period; non-GAAP 54.5% compared to 50.1% in the year ago period.

•	Operating income: GAAP income $7.3 million and non-GAAP income $12.7 million, compared to GAAP loss $8.1 million and non-GAAP income $1.6 million in the year ago period.

•	EPS: GAAP net income per share 4 cents and non-GAAP net income per share 11 cents, compared to GAAP net loss per share 14 cents and non-GAAP net loss per share zero cents in the year ago period.

•	CableOS deployments continued to scale, surpassing 535,000 served cable modems, up 11% quarter over quarter.

•	CableOS global design win momentum continued with 29 deployments and trials underway, up 16% quarter over quarter.

•	Over 37,000 OTT channels deployed globally, up 5% quarter over quarter.

•	Video SaaS customer base increased from 7 to 19 customers, up 171% year over year.

Select Financial Information

	GAAP			Non-GAAP
Key Financial Results	Q4 2018	Q3 2018	Q4 2017	Q4 2018	Q3 2018	Q4 2017
	(in millions, except per share data)
Net revenue	$113.7	$100.6	$101.0	$113.6	$101.4	$101.1
Net income (loss)	$3.3	$(7.8)	$(11.8)	$9.7	$3.4	$(0.4)
Diluted EPS	$0.04	$(0.09)	$(0.14)	$0.11	$0.04	$0.00

Other Financial Information				Q4 2018	Q3 2018	Q4 2017
				(in millions)
Bookings for the quarter				$92.8	$79.5	$122.9
Backlog and deferred revenue as of quarter end				$186.4	$207.6	$224.4
Cash and cash equivalents as of quarter end				$66.0	$61.7	$57.0
Explanations regarding our use of non-GAAP financial measures and related definitions, and reconciliations of our GAAP and non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations”.
Financial Guidance

GAAP Financial Guidance	Q1 2019		2019
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$390.0	$440.0
Video	$70.0	$75.0	$290.0	$310.0
Cable Access	$10.0	$15.0	$100.0	$130.0
Gross Margin %	50.6%	52.9%	48.3%	52.0%
Operating Expenses	$52.0	$54.0	$211.1	$221.1
Operating Income (Loss)	$(13.5)	$(4.4)	$(32.8)	$17.6
Tax Benefit (Expense)	$(0.7)	$(0.7)	$(2.6)	$(2.6)
EPS	$(0.20)	$(0.09)	$(0.54)	$0.02
Shares	88.2	88.2	89.5	91.1
Cash	$60.0	$70.0	$65.0	$85.0

Non-GAAP Financial Guidance	Q1 2019		2019
	Low	High	Low	High
	(in millions, except percentages and per share data)
Net Revenue	$80.0	$90.0	$390.0	$440.0
Video	$70.0	$75.0	$290.0	$310.0
Cable Access	$10.0	$15.0	$100.0	$130.0
Gross Margin %	52.5%	54.5%	50.0%	53.5%
Operating Expenses	$49.0	$51.0	$195.0	$205.0
Operating Income (Loss)	$(9.0)	$0.1	$(10.0)	$40.4
Tax rate	12%	12%	12%	12%
EPS	$(0.11)	$(0.01)	$(0.16)	$0.33
Shares	88.2	88.2	89.5	91.1
Cash	$60.0	$70.0	$65.0	$85.0

See “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations” below.

Conference Call Information
Harmonic will host a conference call to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern) on Monday, February 4, 2019. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. An audio version of the webcast will be available by calling +1.574.990.1032 or +1.800.240.9147 (passcode 6997107). A replay will be available after 4:30 p.m. PT on the same web site or by calling +1.404.537.3406 or +1.855.859.2056 (passcode 6997107).
About Harmonic Inc.
Harmonic (NASDAQ: HLIT), the worldwide leader in video delivery technology and services, enables media companies and service providers to deliver ultra-high-quality broadcast and OTT video services to consumers globally. The Company has also revolutionized cable access networking via the industry’s first virtualized cable access solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers’ homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software-as-a-service (SaaS) technologies, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and VOD content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: GAAP net revenue, GAAP gross margins, GAAP operating expenses, GAAP operating income (loss), GAAP tax expense, GAAP EPS, non-GAAP revenue, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP tax rate and non-GAAP EPS. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions on our sales and operations; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our CableOS™ and VOS® product solutions; dependence on market acceptance of various types of broadband services, on the adoption of new broadband technologies and on broadband industry trends; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2017, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.
The Company believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.
The non-GAAP measures presented here are: revenue, segment revenue, gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss) (including those amounts as a percentage of revenue), and net income (loss) per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Cable Access inventory charge - Harmonic from time to time incurs inventory impairment charges associated with material business shifts, such as the repositioning of our Cable Access segment. We exclude these items, because we do not believe they are reflective of our ongoing long-term business and operating results.
Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.
Amortization of intangibles - A portion of the purchase price of our acquisitions is generally allocated to intangible assets, and is subject to amortization. However, Harmonic does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and is unique to each acquisition. Therefore, we believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, lease exit costs, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

TVN acquisition- and integration- related costs - As a result of the Company’s acquisition of Thomson Video Networks (TVN) in February 2016, the Company incurred acquisition-and integration-related expenses, including legal, accounting and other professional services as well as integration-related costs that are not expected to generate future benefits once the integration is fully consummated. We exclude these transaction and integration expenses because we believe these expenses have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding our operational performance and liquidity. In addition, excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Deferred revenue fair value adjustment - We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. In connection with our acquisitions, the acquired deferred revenue balances were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, limits the comparability of revenues between periods. We do not expect revenues generated from new contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments aids in the comparability between periods and in assessing our overall operating performance.
Non-cash interest expense related to convertible notes - We record the accretion of the debt discount related to the equity component and amortization of issuance costs as non-cash interest expense. We believe that excluding these costs provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, we believe excluding these costs from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer company operating results.
Accounting impact related to warrant amortization - We issued a warrant to a customer, Comcast Corporation, in September 2016 pursuant to which Comcast may purchase up to 7.8 million shares of Harmonic common stock. Vesting of the warrant shares is subject to Comcast achieving certain milestones and purchase volume commitments, and therefore the accounting guidance requires that the value of the warrant be recorded as a reduction in the Company’s net revenues. Until final vesting, change in fair value of the warrant share is being marked to market and any adjustment as such is recorded in revenue. The change in fair value together with vested warrant shares are amortized to revenue using a ratio of revenue recognized from the customer in the period compared to total revenue expected from the customer. We have excluded the effect of warrant amortization in our non-GAAP financial measures. Management believes it is useful to exclude the charge for the fair value of the warrant shares in order to better understand the effects of these items on our total revenues and gross margin, as well as on Cable Access segment revenue.
Loss on impairment of long-term investments - We exclude the effect of any other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Gain (loss) on equity investments - We exclude the change in fair value and gain (loss) from sale of our equity investments in calculating our non-GAAP financial measures. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.
Avid litigation settlement and associated legal fees - In the third quarter of fiscal 2017, we settled the patent litigation with Avid Technology, Inc. by entering into a settlement and patent portfolio cross-license agreement with Avid. Under the agreement, we agreed to pay Avid a one-time non-recurring amount of $6 million in installments. $2.5 million was paid upfront in October 2017 and $1.5 million and $2.0 million will be paid in 2019 and 2020, respectively. Also, the Avid litigation costs of approximately $1.4 million and $0.7 million in the third and fourth fiscal quarter of 2017, respectively, were significantly higher compared to prior periods. We excluded these expenses from our non-GAAP results because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of non-GAAP adjustments - The income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

CONTACTS:

Sanjay Kalra	Nicole Noutsios
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6031	+1.510.315.1003

Harmonic Inc.
Preliminary Consolidated Balance Sheets
(Unaudited, in thousands, except per share data)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$65,989	$57,024
Accounts receivable, net	81,795	69,844
Inventories	25,638	25,976
Prepaid expenses and other current assets	23,280	18,931
Total current assets	196,702	171,775
Property and equipment, net	22,321	29,265
Goodwill	240,618	242,827
Intangibles, net	12,817	21,279
Other long-term assets	38,377	42,913
Total assets	$510,835	$508,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Other debts and capital lease obligations, current	$7,175	$7,610
Accounts payable	33,778	33,112
Income taxes payable	1,099	233
Deferred revenue	41,592	52,429
Accrued and other current liabilities	52,761	48,705
Total current liabilities	136,405	142,089
Convertible notes, long-term	114,808	108,748
Other debts and capital lease obligations, long-term	12,684	15,336
Income taxes payable, long-term	460	917
Other non-current liabilities	18,228	22,626
Total liabilities	282,585	289,716

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 87,057 and 82,554 shares issued and outstanding at December 31, 2018 and 2017, respectively	87	83
Additional paid-in capital	2,296,795	2,272,690
Accumulated deficit	(2,067,416)	(2,057,812)
Accumulated other comprehensive income (loss)	(1,216)	3,382
Total stockholders’ equity	228,250	218,343
Total liabilities and stockholders’ equity	$510,835	$508,059

Harmonic Inc.
Preliminary Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue:
Product	$73,291	$65,988	$252,067	$224,645
Service	40,364	34,986	151,491	133,601
Total net revenue	113,655	100,974	403,558	358,246
Cost of revenue:
Product	36,184	33,959	127,268	119,802
Service	17,150	18,443	67,081	68,624
Total cost of revenue	53,334	52,402	194,349	188,426
Total gross profit	60,321	48,572	209,209	169,820
Operating expenses:
Research and development	21,913	22,752	89,163	95,978
Selling, general and administrative	30,078	31,893	118,952	136,270
Amortization of intangibles	791	795	3,187	3,142
Restructuring and related charges	214	1,223	2,918	5,307
Total operating expenses	52,996	56,663	214,220	240,697
Income (loss) from operations	7,325	(8,091)	(5,011)	(70,877)
Interest expense, net	(2,909)	(3,014)	(11,401)	(11,078)
Other income (expense), net	162	(394)	(536)	(2,222)
Loss on impairment of long-term investments	—	(530)	—	(530)
Income (loss) before income taxes	4,578	(12,029)	(16,948)	(84,707)
Provision for (benefit from) income taxes	1,248	(184)	4,087	(1,752)
Net income (loss)	$3,330	$(11,845)	$(21,035)	$(82,955)
Net income (loss) per share:
Basic	$0.04	$(0.14)	$(0.25)	$(1.02)
Diluted	$0.04	$(0.14)	$(0.25)	$(1.02)
Shares used in per share calculations:
Basic	86,846	82,014	85,615	80,974
Diluted	89,028	82,014	85,615	80,974

Harmonic Inc.
Preliminary Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net loss	$(21,035)	$(82,955)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	8,367	8,322
Depreciation	12,971	14,599
Stock-based compensation	17,289	16,610
Amortization of discount on convertible debt	6,060	5,489
Provision for non-cash warrant	1,178	153
Restructuring, asset impairment and loss on retirement of fixed assets	1,491	1,906
Loss on impairment of long-term investments	—	530
Unrealized foreign exchange (gain) loss	(1,906)	2,369
Deferred income taxes, net	661	2,189
Provision for doubtful accounts, returns and discounts	2,521	4,912
Provision for excess and obsolete inventories	1,649	6,005
Other non-cash adjustments, net	407	445
Changes in operating assets and liabilities:
Accounts receivable	(14,700)	12,598
Inventories	(2,045)	11,687
Prepaid expenses and other assets	3,227	6,642
Accounts payable	1,018	3,432
Deferred revenues	(4,808)	(392)
Income taxes payable	440	(2,978)
Accrued and other liabilities	(501)	(8,499)
Net cash provided by operating activities	12,284	3,064
Cash flows from investing activities:
Proceeds from maturities of investments	—	3,106
Proceeds from sales of investments	104	3,792
Purchases of property and equipment	(7,044)	(11,399)
Net cash used in investing activities	(6,940)	(4,501)
Cash flows from financing activities:
Proceeds from other debts and capital leases	5,066	6,344
Repayment of other debts and capital leases	(7,132)	(7,408)
Proceeds from common stock issued to employees	4,947	4,716
Payment of tax withholding obligations related to net share settlements of restricted stock units	(230)	(2,757)
Net cash provided by financing activities	2,651	895
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(763)	1,879
Net increase in cash, cash equivalents and restricted cash	7,232	1,337
Cash, cash equivalents and restricted cash, beginning of the year	58,757	57,420
Cash, cash equivalents and restricted cash, end of the year	$65,989	$58,757

Reconciliation of cash, cash equivalents, and restricted cash to the preliminary consolidated balance sheets
Cash and cash equivalents	$65,989	$57,024
Restricted cash included in prepaid expenses and other current assets	—	530
Restricted cash included in other long-term assets	—	1,203
Total cash, cash equivalents and restricted cash	$65,989	$58,757

Harmonic Inc.
Preliminary Revenue Information
(Unaudited, in thousands, except percentages)

	Three months ended
	December 31, 2018				September 28, 2018				December 31, 2017
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Product
Video Products	$59,499	$—	$59,499	52%	$45,781	$—	$45,781	45%	$59,882	$—	$59,882	59%
Cable Access	13,792	(4)	13,788	12%	17,022	518	17,540	17%	6,106	50	6,156	6%
Services and Support	40,364	(3)	40,361	36%	37,813	272	38,085	38%	34,986	65	35,051	35%
Total	$113,655	$(7)	$113,648	100%	$100,616	$790	$101,406	100%	$100,974	$115	$101,089	100%

Geography
Americas	$63,007	$(7)	$63,000	55%	$54,119	$790	$54,909	54%	$44,563	$115	$44,678	44%
EMEA	25,880	—	25,880	23%	26,316	—	26,316	26%	39,209	—	39,209	39%
APAC	24,768	—	24,768	22%	20,181	—	20,181	20%	17,202	—	17,202	17%
Total	$113,655	$(7)	$113,648	100%	$100,616	$790	$101,406	100%	$100,974	$115	$101,089	100%

Market
Service Provider	$80,325	$(7)	$80,318	71%	$66,737	$790	$67,527	67%	$53,052	$115	$53,167	53%
Broadcast and Media	33,330	—	33,330	29%	33,879	—	33,879	33%	47,922	—	47,922	47%
Total	$113,655	$(7)	$113,648	100%	$100,616	$790	$101,406	100%	$100,974	$115	$101,089	100%

	Twelve months ended
	December 31, 2018				December 31, 2017
	GAAP	Adjustment(1)	Non-GAAP		GAAP	Adjustment(1)	Non-GAAP
Product
Video Products	$203,133	$—	$203,133	50%	$204,301	$—	$204,301	57%
Cable Access	48,935	698	49,633	12%	20,344	78	20,422	6%
Services and Support	151,490	480	151,970	38%	133,601	186	133,787	37%
Total	$403,558	$1,178	$404,736	100%	$358,246	$264	$358,510	100%

Geography
Americas	$218,900	$1,178	$220,078	54%	$171,736	$153	$171,889	48%
EMEA	107,074	—	107,074	27%	117,129	111	117,240	33%
APAC	77,584	—	77,584	19%	69,381	—	69,381	19%
Total	$403,558	$1,178	$404,736	100%	$358,246	$264	$358,510	100%

Market
Service Provider	$253,421	$1,178	$254,599	63%	$197,910	$153	$198,063	55%
Broadcast and Media	150,137	—	150,137	37%	160,336	111	160,447	45%
Total	$403,558	$1,178	$404,736	100%	$358,246	$264	$358,510	100%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

Harmonic Inc.
Preliminary Segment Information
(Unaudited, in thousands, except percentages)

	Three months ended December 31, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$89,528	$24,120	$113,648	$7	*	$113,655
Gross profit	51,449	10,509	61,958	(1,637)		60,321
Gross margin%	57.5%	43.6%	54.5%			53.1%
Operating income (loss)	12,678	—	12,678	(5,353)		7,325
Operating margin%	14.2%	—%	11.2%			6.4%
	Three months ended September 28, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$73,344	$28,062	$101,406	$(790)	*	$100,616
Gross profit	41,937	10,871	52,808	(2,706)		50,102
Gross margin%	57.2%	38.7%	52.1%			49.8%
Operating income (loss)	5,258	395	5,653	(9,304)		(3,651)
Operating margin%	7.2%	1.4%	5.6%			(3.6)%
	Three months ended December 31, 2017
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$87,596	$13,493	$101,089	$(115)	*	$100,974
Gross profit	46,639	4,034	50,673	(2,101)		48,572
Gross margin%	53.2%	29.9%	50.1%			48.1%
Operating income (loss)	5,752	(4,192)	1,560	(9,651)		(8,091)
Operating margin%	6.6%	(31.1)%	1.5%			(8.0)%
	Twelve months ended December 31, 2018
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$313,828	$90,908	$404,736	$(1,178)	*	$403,558
Gross profit	178,170	40,207	218,377	(9,168)		209,209
Gross margin%	56.8%	44.2%	54.0%			51.8%
Operating income (loss)	26,170	(578)	25,592	(30,603)		(5,011)
Operating margin%	8.3%	(0.6)%	6.3%			(1.2)%
	Twelve months ended December 31, 2017 (2)
	Video	Cable Access	Total Segment Measures (non-GAAP)	Adjustments (1)		Consolidated GAAP Measures
Net revenue	$319,583	$38,927	$358,510	$(264)	*	$358,246
Gross profit	173,526	9,045	182,571	(12,751)		169,820
Gross margin%	54.3%	23.2%	50.9%			47.4%
Operating loss	(1,911)	(23,002)	(24,913)	(45,964)		(70,877)
Operating margin%	(0.6)%	(59.1)%	(6.9)%			(19.8)%

(1) See “Use of Non-GAAP Financial Measures” above and “GAAP to Non-GAAP Reconciliations” below.

(2) The Company has historically employed an aggregate allocation methodology based on total revenues to attribute professional services revenue and sales expenses between its Video and Cable Access segments. Beginning in the fourth quarter of 2017, the Company has prospectively changed to a more precise attribution methodology as the activities of selling and supporting the CableOS solution have become increasingly distinct from those of Video solutions. The impact of making this change for fiscal year ended December 31, 2017 compared to the Company’s historical approach was an increase in operating loss of $5.9 million from the Video segment and a corresponding decrease in operating loss of the Cable Access segment. The Company believes that the updated allocation methodology will provide greater clarity regarding the operating metrics of the Video and Cable Access business segments.
* These non-GAAP adjustments are primarily for warrant amortization for the respective periods and relate to our Cable Access segment. After applying these adjustments to the non-GAAP revenue for the Cable Access segment, our GAAP revenue for the Cable Access segment for the three and twelve months ended December 31, 2018 was $24,127 and $89,730, respectively; the GAAP revenue for the three and twelve months ended December 31, 2017 was $13,378 and $38,774, respectively; and the GAAP revenue for the three months ended September 28, 2018 was $27,272.

Harmonic Inc.
GAAP to Non-GAAP Reconciliations (Unaudited)
(in thousands, except percentages and per share data)

	Three months ended December 31, 2018
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating expense, net	Net Income
GAAP	$113,655	$60,321	$52,996	$7,325	$(2,747)	$3,330
Accounting impact related to warrant amortization	(7)	(7)	—	(7)	—	(7)
Stock-based compensation	—	376	(2,711)	3,087	—	3,087
Amortization of intangibles	—	1,295	(791)	2,086	—	2,086
Restructuring and related charges	—	(27)	(214)	187	—	187
Non-cash interest expenses related to convertible notes	—	—	—	—	1,577	1,577
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(593)
Total adjustments	(7)	1,637	(3,716)	5,353	1,577	6,337
Non-GAAP	$113,648	$61,958	$49,280	$12,678	$(1,170)	$9,667
As a % of revenue (GAAP)		53.1%	46.6%	6.4%	(2.4)%	2.9%
As a % of revenue (Non-GAAP)		54.5%	43.4%	11.2%	(1.0)%	8.5%
Diluted net income per share:
Diluted net income per share-GAAP						$0.04
Diluted net income per share-Non-GAAP						$0.11
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						89,028
	Three months ended September 28, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Income (Loss)
GAAP	$100,616	$50,102	$53,753	$(3,651)	$(3,237)	$(7,758)
Accounting impact related to warrant amortization	790	790	—	790	—	790
Stock-based compensation	—	614	(4,819)	5,433	—	5,433
Amortization of intangibles	—	1,295	(792)	2,087	—	2,087
Restructuring and related charges	—	7	(987)	994	—	994
Loss on equity investments	—	—	—	—	72	72
Non-cash interest expenses related to convertible notes	—	—	—	—	1,528	1,528
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	227
Total adjustments	790	2,706	(6,598)	9,304	1,600	11,131
Non-GAAP	$101,406	$52,808	$47,155	$5,653	$(1,637)	$3,373
As a % of revenue (GAAP)		49.8%	53.4%	(3.6)%	(3.2)%	(7.7)%
As a % of revenue (Non-GAAP)		52.1%	46.5%	5.6%	(1.6)%	3.3%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.09)
Diluted net income per share-Non-GAAP						$0.04
Shares used to compute diluted net income (loss) per share:
GAAP						86,321
Non-GAAP						87,770

	Three months ended December 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Loss
GAAP	$100,974	$48,572	$56,663	$(8,091)	$(3,938)	$(11,845)
Accounting impact related to warrant amortization	115	115	—	115	—	115
Stock-based compensation	—	747	(4,756)	5,503	—	5,503
Amortization of intangibles	—	1,295	(795)	2,090	—	2,090
Restructuring and related charges	—	(56)	(1,223)	1,167	—	1,167
TVN acquisition-and integration-related costs	—	—	(84)	84	—	84
Avid litigation settlement and associated legal fees	—	—	(692)	692	—	692
Loss on impairment of long-term investments	—	—	—	—	530	530
Non-cash interest expenses related to convertible notes	—	—	—	—	1,429	1,429
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(121)
Total adjustments	115	2,101	(7,550)	9,651	1,959	11,489
Non-GAAP	$101,089	$50,673	$49,113	$1,560	$(1,979)	$(356)
As a % of revenue (GAAP)		48.1%	56.1%	(8.0)%	(3.9)%	(11.7)%
As a % of revenue (Non-GAAP)		50.1%	48.6%	1.5%	(2.0)%	(0.4)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.14)
Diluted net loss per share-Non-GAAP						$0.00
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						82,014
	Twelve months ended December 31, 2018
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating expense, net	Net Income (Loss)
GAAP	$403,558	$209,209	$214,220	$(5,011)	$(11,937)	$(21,035)
Accounting impact related to warrant amortization	1,178	1,178	—	1,178	—	1,178
Stock-based compensation	—	1,953	(15,336)	17,289	—	17,289
Amortization of intangibles	—	5,180	(3,187)	8,367	—	8,367
Restructuring and related charges	—	857	(2,918)	3,775	—	3,775
Gain on equity investments	—	—	—	—	(111)	(111)
Avid litigation settlement and associated legal fees	—	—	6	(6)	—	(6)
Non-cash interest expenses related to convertible notes	—	—	—	—	6,060	6,060
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	950
Total adjustments	1,178	9,168	(21,435)	30,603	5,949	37,502

Non-GAAP	$404,736	$218,377	$192,785	$25,592	$(5,988)	$16,467
As a % of revenue (GAAP)		51.8%	53.1%	(1.2)%	(3.0)%	(5.2)%
As a % of revenue (Non-GAAP)		54.0%	47.6%	6.3%	(1.5)%	4.1%
Diluted net income (loss) per share:
Diluted net loss per share-GAAP						$(0.25)
Diluted net income per share-Non-GAAP						$0.19
Shares used to compute diluted net income (loss) per share:
GAAP						85,615
Non-GAAP						86,741

	Twelve months ended December 31, 2017
	Revenue	Gross Profit	Total Operating Expense	Loss from Operations	Total Non-operating expense, net	Net Loss
GAAP	$358,246	$169,820	$240,697	$(70,877)	$(13,830)	$(82,955)
Cable Access inventory charge	—	3,316	—	3,316	—	3,316
Acquisition accounting impact related to TVN deferred revenue	111	111	—	111	—	111
Accounting impact related to warrant amortization	153	153	—	153	—	153
Stock-based compensation	—	2,370	(14,240)	16,610	—	16,610
Amortization of intangibles	—	5,180	(3,142)	8,322	—	8,322
Restructuring and related charges	—	1,279	(5,307)	6,586	—	6,586
TVN acquisition-and integration-related costs	—	342	(2,476)	2,818	—	2,818
Avid litigation settlement and associated legal fees	—	—	(8,048)	8,048	—	8,048
Loss on impairment of long-term investments	—	—	—	—	530	530
Non-cash interest expenses related to convertible notes	—	—	—	—	5,489	5,489
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	3,156
Total adjustments	264	12,751	(33,213)	45,964	6,019	55,139
Non-GAAP	$358,510	$182,571	$207,484	$(24,913)	$(7,811)	$(27,816)
As a % of revenue (GAAP)		47.4%	67.2%	(19.8)%	(3.9)%	(23.2)%
As a % of revenue (Non-GAAP)		50.9%	57.9%	(6.9)%	(2.2)%	(7.8)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(1.02)
Diluted net loss per share-Non-GAAP						$(0.34)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						80,974

Harmonic Inc.
GAAP to Non-GAAP Reconciliations on Financial Guidance
(In millions, except percentages and per share data)

	Q1 2019 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Loss
GAAP	$80.0 to $90.0	$40.5 to $47.6	$52.0 to $54.0	$(13.5) to $(4.4)	$(3.2)	$(17.4) to $(8.3)
Stock-based compensation	—	0.2	(2.2)	2.4	—	2.4
Amortization of intangibles	—	1.3	(0.8)	2.1	—	2.1
Non-cash interest expense related to convertible notes	—	—	—	—	1.6	1.6
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	$0.9 to $2.0
Total adjustments	—	1.5	(3.0)	4.5	1.6	$7.0 to $8.1
Non-GAAP	$80.0 to $90.0	$42.0 to $49.1	$49.0 to $51.0	$(9.0) to $0.1	$(1.6)	$(9.3) to $(1.3)
As a % of revenue (GAAP)		50.6% to 52.9%	57.8% to 67.5%	(16.9)% to (4.9)%	(3.6)%	(21.7)% to (9.2)%
As a % of revenue (Non-GAAP)		52.5% to 54.5%	54.4% to 63.8%	(11.3)% to 0.1%	(2.0)%	(11.6)% to (1.4)%
Diluted net loss per share:
Diluted net loss per share-GAAP						$(0.20) to $(0.09)
Diluted net loss per share-Non-GAAP						$(0.11) to $(0.01)
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						88.2

	2019 Financial Guidance
	Revenue	Gross Profit	Total Operating Expense	Income (Loss) from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$390.0 to $440.0	$188.3 to $228.7	$211.1 to $221.1	$(32.8) to $17.6	$(13.1)	$(48.5) to $1.9
Stock-based compensation expense	—	1.5	(12.9)	14.4	—	14.4
Amortization of intangibles	—	5.2	(3.2)	8.4	—	8.4
Non-cash interest expense related to convertible notes	—	—	—	—	6.7	6.7
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	$(1.5) to $4.6
Total adjustments	—	6.7	(16.1)	22.8	6.7	$28.0 to $34.1
Non-GAAP	$390.0 to $440.0	$195.0 to $235.4	$195.0 to $205.0	$(10.0) to $40.4	$(6.4)	$(14.4) to $29.9
As a % of revenue (GAAP)		48.3% to 52.0%	48.0% to 56.7%	(8.4)% to 4.0%	(3.0)%	(12.4)% to 0.4%
As a % of revenue (Non-GAAP)		50.0% to 53.5%	44.3% to 52.6%	(2.6)% to 9.2%	(1.5)%	(3.7)% to 6.8%
Diluted net income (loss) per share:
Diluted net income (loss) per share-GAAP						$(0.54) to $0.02
Diluted net income (loss) per share-Non-GAAP						$(0.16) to $0.33
Shares used to compute diluted net loss per share:
GAAP and Non-GAAP						89.5
Shares used to compute diluted net income per share:
GAAP and Non-GAAP						91.1